EXHIBIT 99.1

PRESS RELEASE
November 29, 2023

Arrowhead Pharmaceuticals Reports Fiscal 2023 Year End Results
–Conference Call and Webcast Today, November 29, 2023 at 4:30 p.m. ET

PASADENA, Calif., November 29, 2023 — Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR) today announced financial results for its fiscal year ended September 30, 2023. The company is hosting a conference call today, November 29, 2023, at 4:30 p.m. ET to discuss the results.

Webcast and Conference Call and Details
Investors may access a live audio webcast on the Company's website at http://ir.arrowheadpharma.com/events.cfm. A replay of the webcast will be available approximately two hours after the conclusion of the call.
For analysts that wish to participate in the conference call, please register at https://register.vevent.com/register/BIa77ccad14f0a463c87758bb2f025af22. Once registered, you will receive the dial-in number and a personalized PIN code that will be required to access the call.
Selected Recent Events
•Presented new Phase 2 clinical data from the ongoing SHASTA-2 and MUIR studies of plozasiran (ARO-APOC3) and the ARCHES-2 study of zodasiran (ARO-ANG3) at the American Heart Association (AHA) Scientific Sessions. Key updates included:
◦Plozasiran achieved mean max reductions of up to 90% in APOC3, 87% in triglycerides, and 63% in remnant cholesterol in patients with severe hypertriglyceridemia. In patients with mixed dyslipidemia, plozasiran achieved a mean max reduction in APOC3 of up to 89%, leading to robust and durable improvements in multiple atherogenic lipoproteins
◦Zodasiran treatment resulted in substantial reductions of ANGPTL3, triglycerides, and LDL-cholesterol in patients with mixed dyslipidemia
◦Plozasiran and zodasiran continue to show favorable safety profiles. Treatment emergent adverse events reported to date reflect the comorbidities and underlying conditions of the study populations

•Hosted a webinar featuring experts in the treatment and management of lipid and lipoprotein disorders to discuss plozasiran
◦Daniel Gaudet, MD, PhD, Professor of Medicine at Université de Montréal, discussed plozasiran in the context of the current treatment landscape for severe hypertriglyceridemia
◦Børge Nordestgaard, MD, Professor & Chief Physician, Copenhagen University Hospital, University of Copenhagen, Denmark, discussed the emergent role of remnant cholesterol in cardiovascular disease
◦Steven Nissen, MD, Chief Academic Officer for the Heart and Vascular Institute at the Cleveland Clinic, discussed why the decrease in atherogenic lipoproteins observed with plozasiran has the potential to prevent cardiovascular outcomes

•Completed chronic GLP toxicology for pulmonary candidates ARO-RAGE, designed to reduce expression of the receptor for advanced glycation end products as a potential treatment for inflammatory pulmonary diseases, and ARO-MMP7, designed to reduce expression of matrix metalloproteinase 7 as a potential treatment for idiopathic pulmonary fibrosis

◦Results were highly encouraging and suggest sufficient safety margins to proceed to Phase 2 studies

•Presented data on the company’s pipeline of pulmonary targeted RNAi therapeutic candidates, including clinical results for ARO-RAGE, at the European Respiratory Society (ERS) International Congress 2023. Key results included:
◦Late-breaking clinical data for ARO-RAGE demonstrated deep and durable gene silencing in healthy volunteers and in patients with asthma
◦Promising preclinical data across multiple pulmonary programs suggested broad potential applications for Arrowhead’s TRiMTM platform

•Filed for regulatory clearance to initiate a Phase 1/2a study of Arrowhead’s second RNAi therapeutic candidate targeting skeletal muscle, ARO-DM1, for patients with type 1 myotonic dystrophy

•Announced that GSK plc reached an agreement with Janssen Pharmaceuticals, Inc. (Janssen), a Johnson & Johnson company, to transfer exclusive worldwide rights to further develop and commercialize JNJ-3989. JNJ-3989 (formerly ARO-HBV) was initially in-licensed by Janssen from Arrowhead in 2018

Selected Fiscal 2023 Financial Results
ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION
(in thousands, except per share amounts)

	Year Ended September 30,
OPERATING SUMMARY	2023	2022
Revenue	$240,735	$243,231
Operating Expenses:
Research and development	353,188	297,307
General and administrative expenses	92,549	124,431
Total Operating Expenses	445,737	421,738
Operating loss	(205,002)	(178,507)
Interest income	15,299	5,033
Interest expense	(18,326)	—
Other, net	1,538	765
Loss before income tax expense and noncontrolling interest	(206,491)	(172,709)
Income tax expense	2,784	3,785
Net loss including noncontrolling interest	(209,275)	(176,494)
Net loss attributable to noncontrolling interest, net of tax	(4,000)	(431)
Net loss attributable to Arrowhead Pharmaceuticals, Inc.	$(205,275)	$(176,063)

Net loss per share attributable to Arrowhead Pharmaceuticals, Inc. - Diluted	$(1.92)	$(1.67)
Weighted-average shares used in calculating - Diluted	106,750	105,426

FINANCIAL POSITION SUMMARY	September 30, 2023	September 30, 2022
Cash, cash equivalents and restricted cash	$110,891	$108,005
Investments	292,735	374,263
Total cash resources (cash and investments)	403,626	482,268
Other assets	361,926	209,671
Total Assets	$765,552	$691,939

Current deferred revenue	$866	$74,099
Long-term deferred revenue	—	55,950
Other liabilities	477,524	143,551
Total Liabilities	$478,390	$273,600

Total Arrowhead Pharmaceuticals, Inc. Stockholders' Equity	$271,343	$398,520
Noncontrolling Interest	15,819	19,819
Total Noncontrolling Interest and Stockholders' Equity	$287,162	$418,339
Total Liabilities, Noncontrolling Interest and Stockholders' Equity	$765,552	$691,939

Shares Outstanding	107,312	105,960

About Arrowhead Pharmaceuticals
Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.
For more information, please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company's email list and receive news directly, please visit http://ir.arrowheadpharma.com/email-alerts.
Safe Harbor Statement under the Private Securities Litigation Reform Act:
This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this release except for historical information may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “hope,” “intend,” “plan,” “project,” “could,” “estimate,” or “continue” are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, expectations for our product pipeline or product candidates, including anticipated regulatory submissions and clinical program results, prospects or benefits of our collaborations with other companies, or other characterizations of future events or circumstances are forward-looking statements. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of numerous factors and uncertainties, including the impact of the ongoing COVID-19 pandemic on our business, the safety and efficacy of our product candidates, decisions of regulatory authorities and the timing thereof, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the likelihood and timing of the receipt of future milestone and licensing fees, the future success of our scientific studies, our ability to successfully develop and commercialize drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, the enforcement of our intellectual property rights, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.
Contacts:
Arrowhead Pharmaceuticals, Inc.
Vince Anzalone, CFA
626-304-3400
ir@arrowheadpharma.com
Investors:
LifeSci Advisors, LLC
Brian Ritchie
212-915-2578
britchie@lifesciadvisors.com
www.lifesciadvisors.com
Media:
LifeSci Communications, LLC
Josephine Belluardo, Ph.D.
646-751-4361
jo@lifescicomms.com
www.lifescicommunications.com

Source: Arrowhead Pharmaceuticals, Inc.
# # #